Exhibit 99.1
Extraction Oil & Gas Provides 2021 Guidance
Schedules fourth quarter 2020 earnings release and conference call

DENVER – February 9, 2021 – Extraction Oil & Gas (NASDAQ: XOG) (“Extraction” or the “Company”) today provided guidance for the year ended December 31, 2021, which reflects the Company’s post-emergence business model and focus on maximizing returns and generating free cash flow.

Details can be found in the table below:

Production	66-74 Mboepd (36-38% oil)
D&C capex	$140-180MM
Land net capex	$10-20MM
Lease operating expense	$2.25-2.75/Boe
Recurring cash G&A expense	$29-31MM
Production tax expense	8-9% of Rev-T&M
T&M expense (beginning 2Q21)	$2.25-2.75/Boe
WTI differential (beginning 2Q21)	$5.00-5.50/Bbl

Low cash G&A reflects in part the adoption of leading-edge, primarily stock-based compensation programs for Extraction’s Board and management team, which ensure full alignment between the Company and its investors.

Extraction anticipates exiting 2021 with $100-$175 million in net debt. Longer term, Extraction’s strategy is to hold production broadly flat following 2021 with a reinvestment rate below 70 percent of cash flow, and to utilize resulting free cash flow to repay debt and enhance returns to shareholders, including potentially through dividends. Subject to market conditions, Extraction’s Board expects to establish a dividend policy prior to year-end.

The Company also released its current hedge positions, summarized below:

	1Q21	2Q21	3Q21	4Q21	1Q22
Oil volumes hedged (Bopd)	16,552	14,269	12,533	11,315	9,200
Avg. swap price ($/Bbl)	$50.34	$50.34	$49.64	$50.01	$50.05

Gas volumes hedged (MMbtupd)	36,076	100,994	92,197	85,916	71,870
Avg. swap price ($/MMbtu)	$2.94	$2.94	$2.93	$2.93	$3.00

Extraction will host a conference call on Friday, March 19, 2021 at 10:00 AM EDT (8:00 AM MDT) to discuss fourth-quarter 2020 financial and operating results. Earnings will be released after close of market on Thursday, March 18, 2021. The full text of the release will be available on the Company’s website at www.extractionog.com. Those who would like to participate can dial in to the number listed below approximately 15 minutes before the scheduled conference call time and enter confirmation number 9956953 when prompted.

Fourth-Quarter 2020 Earnings Conference Call Information

Date: Friday, March 19, 2021
Time: 10:00 AM EDT / 8:00 AM MDT
Participant Dial-In (Domestic toll-free): (844) 229-9561
Conference ID: 9956953

To access the audio webcast, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas
Extraction Oil & Gas is a Denver-based independent energy company differentiated by its financial, operational and governance model. The Company is focused on developing and producing crude oil, natural gas and NGLs in the Denver-Julesburg Basin of Colorado. Extraction’s common shares are listed for trading on NASDAQ under the symbol XOG. For more information, please visit www.extractionog.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, anticipated levels of free cash flow and debt, shareholder returns, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: John Wren, ir@extractionog.com
Media Contact: Brian Cain, info@extractionog.com

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